As filed with the Securities and Exchange Commission on November 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2912166
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5556 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

METASOLV, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Mr. Glenn Etherington

Chief Financial Officer

MetaSolv, Inc.

5556 Tennyson Parkway

Plano, Texas 75024

(Name and address of agent for service)

(972) 403-8300

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $.005 per share	2,500,000	$2.775	$6,937,500.00	$816.54

(1)	This Registration Statement includes any additional shares of the registrant’s Common Stock that may be issued pursuant to antidilution provisions contained in the plan.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the registrant’s Common Stock on November 3, 2005 as reported on The NASDAQ National Market.

PART II

INTRODUCTORY STATEMENT

Statement Under General Instruction E – Registration of Additional Shares

This Registration Statement on Form S-8 relating to the Registrant’s Employee Stock Purchase Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed registration statement on Form S-8 relating to the Employee Stock Purchase Plan is effective. Pursuant to Instruction E of Form S-8, the contents of such earlier registration statement, as amended by Post Effective Amendment No. 1 to such registration statement, file no. 333-91435, which were filed with the Commission on November 22, 1999 and January 2, 2001, respectively, including reports under the Securities Exchange Act of 1934, as amended, that the Registrant filed after the date of the Registration Statement to maintain current information about the Registrant, are incorporated by reference in this Form S-8 Registration Statement.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on August 13, 2001, file number 333-67428.

4.2	By-Laws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2001, file number 000-28129.

4.3	Investors’ Rights Agreement, dated June 2, 1998, among the Registrant and the shareholders named therein, as amended. Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on September 10, 1999, file number 333-86937.

4.4	Specimen Certificate of the Registrant’s common stock. Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed on October 29, 1999, file number 333-86937.

4.5	Rights Agreement, dated as of October 24, 2001, between the Registrant and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C. Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001, file number 000-28129.

4.6	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.01 per share.

4.7	Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on October 25, 2001). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

4.8	Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001), which, together with certificates representing the outstanding Common Shares of the Registrant, shall represent the Rights prior to the Distribution Date.

4.9	Specimen of legend to be placed, pursuant to Section 3(d) of the Rights Agreement, on all new Common Share certificates issued by the Registrant after November 5, 2001 and prior to the Distribution Date upon transfer, exchange or new issuance. Incorporated by reference to Exhibit 4.5 to the Registrant’s Form 8-A filed on October 25, 2001, file number 000-28129.

4.10	Form of Warrant, dated October 26, 2005, issued by the Registrant. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2005, file number 000-28129.

4.11	Form of Warrant, dated October 26, 2005, issued by the Registrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on October 28, 2005, file number 000-28129.

4.12	MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on September 10, 1999, file number 333-86937.

4.13	First Amendment to MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed on March 11, 2003, file number 333-103740.

4.14	Second Amendment to MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.36 to the Registrant’s Current Report on Form 8-K filed on May 16, 2005, file number 333-28129.

2

5	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of KPMG, independent registered public accounting firm.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page hereto)

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 9th day of November, 2005.

MetaSolv, Inc.

By:	/s/ T. Curtis Holmes, Jr.
T. Curtis Holmes, Jr. Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints T. Curtis Holmes, Jr. and Glenn Etherington, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of MetaSolv, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates as set forth below.

Signature	Title	Date
/s/ T. Curtis Holmes, Jr. T. Curtis Holmes, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	November 9, 2005

/s/ Glenn A. Etherington Glenn A. Etherington	Chief Financial Officer (Principal Financial and Accounting Officer)	November 9, 2005

/s/ Royce J. Holland Royce J. Holland	Director	November 9, 2005

/s/ Lawrence J. Bouman Lawrence J. Bouman	Director	November 9, 2005

/s/ John E. Berndt John E. Berndt	Chairman of the Board of Directors	November 9, 2005

/s/ Terry L. Scott Terry L. Scott	Director	November 9, 2005

/s/ John W. White John W. White	Director	November 9, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed on August 13, 2001, file number 333-67428.

4.2	By-Laws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2001, file number 000-28129.

4.3	Investors’ Rights Agreement, dated June 2, 1998, among the Registrant and the shareholders named therein, as amended. Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on September 10, 1999, file number 333-86937.

4.4	Specimen Certificate of the Registrant’s common stock. Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed on October 29, 1999, file number 333-86937.

4.5	Rights Agreement, dated as of October 24, 2001, between the Registrant and Mellon Investor Services LLC, as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C. Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001, file number 000-28129.

4.6	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001) setting forth the terms of the Series A Junior Participating Preferred Stock, par value $.01 per share.

4.7	Form of Right Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on October 25, 2001). Pursuant to the Rights Agreement, printed Right Certificates will not be delivered until as soon as practicable after the Distribution Date.

4.8	Form of Summary of Rights to Purchase Preferred Shares (included as Exhibit C to the Rights Agreement filed as Exhibit 4.1 to the Registrant’s Form 8-A filed on October 25, 2001), which, together with certificates representing the outstanding Common Shares of the Registrant, shall represent the Rights prior to the Distribution Date.

4.9	Specimen of legend to be placed, pursuant to Section 3(d) of the Rights Agreement, on all new Common Share certificates issued by the Registrant after November 5, 2001 and prior to the Distribution Date upon transfer, exchange or new issuance. Incorporated by reference to Exhibit 4.5 to the Registrant’s Form 8-A filed on October 25, 2001, file number 000-28129.

4.10	Form of Warrant, dated October 26, 2005, issued by the Registrant. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2005, file number 000-28129.

4.11	Form of Warrant, dated October 26, 2005, issued by the Registrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on October 28, 2005, file number 000-28129.

4.12	MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on September 10, 1999, file number 333-86937.

4.13	First Amendment to MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed on March 11, 2003, file number 333-103740.

4.14	Second Amendment to MetaSolv, Inc. Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.36 to the Registrant’s Current Report on Form 8-K filed on May 16, 2005, file number 333-28129.

5	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of KPMG, independent registered public accounting firm.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)

24	Powers of Attorney (contained on the signature page hereto)